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                  OPINION OF WILSON SONSINI GOODRICH & ROSATI

                                                                     EXHIBIT 5.1

                                 August 3, 2001

Solectron Corporation
777 Gibraltar Drive
Milpitas, California  95035

        RE: SOLECTRON CORPORATION -- REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 (No. 333-64454-01), including Amendment No. 1 thereto (the "Registration Statement"), filed or to be filed by Solectron Corporation, a Delaware corporation (the "Company") and by Solectron Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements") of up to $3,000,000,000 aggregate initial offering price of the following securities of the Company (the "Securities"): (i) senior debt securities (the "Senior Debt Securities"), (ii) subordinated debt securities (the "Subordinated Debt Securities"), (iii) junior subordinated debt securities (the "Junior Subordinated Debt Securities" and collectively with the Senior Debt Securities and the Subordinated Debt Securites, the "Debt Securities"), (iv) shares of preferred stock, $0.001 par value per share (the "Preferred Stock"), (v) shares of common stock, $0.001 par value per share (the "Common Stock"), (vi) warrants to purchase any of the securities described in clauses (i) to (v) and (vii) (collectively, the "Warrants"), (vii) preferred securities of the Trust (the "Trust Preferred Securities"), (viii) the Company's guarantees with respect to the Trust Preferred Securities (each, a "Guarantee" and, collectively, the "Guarantees"), and (ix) the Company's stock purchase contracts (the "Stock Purchase Contracts").

        The Senior Debt Securities are to be issued pursuant to a Senior Indenture, which has been filed as an exhibit to the Registration Statement (the "Senior Indenture"), to be entered into between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the "Senior Trustee"). The Subordinated Debt Securities are to be issued pursuant to a Subordinated Indenture, which has been filed as an exhibit to the Registration Statement (the "Subordinated Indenture"), to be entered into between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the "Subordinated Trustee"). The Junior Subordinated Debt Securities are to be issued pursuant to a Junior Subordinated Indenture, which has been filed as an exhibit to the Registration Statement (the "Junior



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Solectron Corporation
Registration Statement on Form S-3
August 3, 2001
Page 2


Subordinated Indenture", together with the Senior Indenture and the Subordinated Indenture, the "Indentures"), to be entered into between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the "Junior Subordinated Trustee"). Each such Indenture may be supplemented, in connection with the issuance of each such series, by a supplemental indenture or other appropriate action of the Company creating such series (each, a "Supplemental Indenture"). The shares of Preferred Stock are to be sold pursuant to an Underwriting Agreement (Preferred Stock) (the "Preferred Stock Underwriting Agreement"), the shares of Common Stock are to be sold pursuant to an Underwriting Agreement (Common Stock) (the "Common Stock Underwriting Agreement"), and the Debt Securities are to be sold pursuant to an Underwriting Agreement (Debt Securities) (the "Debt Securities Underwriting Agreement") or an Underwriting Agreement (Convertible Debt Securities) (the "Convertible Debt Securities Underwriting Agreement"), in substantially the respective form to be filed as exhibits to, or incorporated by reference in, the Registration Statement. Each Guarantee will be issued pursuant to a guarantee agreement to be entered into between the Company and First Union Trust Company, as property trustee thereunder (each, a "Guarantee Agreement" and, collectively, the "Guarantee Agreements"). Each Stock Purchase Contract will be issued pursuant to a purchase contract agreement (the "Purchase Agreement").

        We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (e) a prospectus supplement will have been filed with the Securities and Exchange Commission describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;
(g) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (h) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and (i) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company's Charter Documents and not otherwise reserved for issuance.


        Based on such examination, we are of the opinion that:



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Solectron Corporation
Registration Statement on Form S-3
August 3, 2001
Page 3

        1. When the issuance of Debt Securities has been duly authorized by appropriate corporate action and the Debt Securities, in the form included in the applicable Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the applicable Indenture and sold pursuant to the Debt Securities Underwriting Agreement or the Convertible Debt Securities Underwriting Agreement or upon the exercise of Debt Warrants, and (in the case of Debt Securities acquired upon the exercise of Debt Warrants) when the Company shall have received any additional consideration which is payable upon such exercise, and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Debt Securities will be legal, valid and binding obligations of the Company in accordance with their terms, entitled to the benefits of the applicable Indenture.

        2. When (i) the terms of any particular series of Preferred Stock have been established in accordance with the resolutions of the Company's Board of Directors authorizing the issuance and sale of such series of Preferred Stock, (ii) a Certificate of Designation conforming to the Delaware General Corporation Law regarding such series of Preferred Stock has been filed with the Secretary of State of the State of Delaware, and (iii) shares of such series of Preferred Stock have been issued, sold and delivered in accordance with the Preferred Stock Underwriting Agreement, or upon exercise of Preferred Stock Warrants, and (in the case of Preferred Stock acquired on the exercise of Preferred Stock Warrants) when the Company shall have received any additional consideration which is payable upon such exercise, and in each case as described in the Registration Statement, any amendment thereto, the Prospectus and the Prospectus Supplement relating thereto, and in accordance with the terms of the particular series as established by the Company's Board of Directors, the shares of Preferred Stock will be legally issued, fully paid and nonassessable.

        3. When the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action, including any Common Stock that may be issuable pursuant to the conversion of any Preferred Stock or Debt Securities, and the shares of Common Stock have been duly issued, sold and delivered in accordance the Common Stock Underwriting Agreement, or upon the exercise of Common Stock Warrants, and when (in the case of Common Stock issued upon the exercise of Common Stock Warrants) the Company shall have received any additional consideration which is payable upon such exercise and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the shares of Common Stock will be legally issued, fully paid and nonassessable.



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Solectron Corporation
Registration Statement on Form S-3
August 3, 2001
Page 4

        4. When the issuance of the Warrants has been duly authorized by appropriate corporate action and the Warrants have been duly executed and delivered against payment therefor, pursuant to a warrant agreement or agreements duly authorized, executed and delivered by the Company and a warrant agent and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Warrants will be legally issued, fully paid and nonassessable.

        5. When the issuance of the Guarantee Agreements has been duly authorized by appropriate corporate action, and the Guarantee Agreements have been validly executed and delivered by each of the parties thereto in connection with the issuance and sale of Trust Preferred Securities, when the Company has received the purchase price for the Debt Securities to which such Guarantee Agreement relates and when such Guarantee Agreement has been duly qualified under the Trust Indenture Act and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Guarantee Agreements will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        6. With respect to Stock Purchase Contracts registered under the Registration Statement, when (i) the Purchase Agreement has been duly authorized and validly executed and delivered by the parties thereto; (ii) the Company's Board of Directors has taken all necessary corporate action to approve and establish the terms of such Stock Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters; and (iii) when the Stock Purchase Contracts have been duly executed and delivered in accordance with the Purchase Agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board upon payment of the consideration therefor provided for therein and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Stock Purchase Contracts will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.


        Our opinion that any document is legal, valid and binding is qualified as to:



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Solectron Corporation
Registration Statement on Form S-3
August 3, 2001
Page 5


                (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

                (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles;

                (c) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitation of rights of acceleration regardless of whether such enforceability is considered in a proceeding in equity or at law; and

                (d) attorneys at our firm are admitted to the practice of law in the State of New York and we express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

        We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment of supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term used in the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                           Very truly yours,


                                           /s/ WILSON SONSINI GOODRICH & ROSATI

                                           WILSON SONSINI GOODRICH & ROSATI,
                                           Professional Corporation